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                                                                    EXHIBIT 99.1

                ALTRIS SOFTWARE MAKES ANNOUNCEMENT

SAN DIEGO, CA, March 11, 1998 -- Altris Software, Inc. (Nasdaq/NMS:ALTS) announced today that it is conducting a review of its financial statements for the year ended December 31, 1996 and the nine months ended September 30,1997 with a view to determining whether all of the revenue previously reported for those periods was recognized in accordance with generally accepted accounting principles. The Company's review is focused primarily on the recognition of revenues from contracts with value added resellers and certain other customers, including the timing of such recognition. Although a definitive determination of the effect of this review on the Company's past results of operations is not yet possible, it is likely that a significant downward restatement of previously reported revenues and results of operations in 1996 and the nine-month period ended September 30, 1997 will result. The Company's independent public accounting firm, Price Waterhouse LLP, is assisting the Company in its review and has advised the Company that its audit report on the Company's financial statements at and for the year ended December 31, 1996 is being withdrawn and should no longer be relied upon. The Company currently expects to complete its review within the next several days.

Based in San Diego, California, Altris Software delivers enterprise-wide document management software to its customers around the world.


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